Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Third-Quarter 2010 Results

•	Q3 2010 GAAP revenue of $551 million vs. $384 million in Q2 2010
•	Q3 GAAP gross margin of 20.4%, Q3 Non-GAAP gross margin of 22.3%
•	Q3 GAAP EPS of $0.21, Q3 non-GAAP EPS of $0.26

SAN JOSE, Calif., November 11, 2010 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2010 third quarter which ended October 3, 2010.

($ Millions except per-share data)	3rd Quarter 2010	2nd Quarter 2010	3rd Quarter 2009
GAAP revenue	$550.6	$384.2	$465.4
GAAP gross margin	20.4%	22.9%	21.5%
GAAP net income (loss)	$20.1	$(6.2)	$19.5
GAAP net income (loss) per share	$0.21	$(0.07)	$0.20
Non-GAAP gross margin	22.3%	26.3%	23.1%
Non-GAAP net income per share	$0.26	$0.15	$0.46
*A reconciliation of Non-GAAP to GAAP results is included at the end of this press release

“Our third-quarter results reflect the continued success of our vertically integrated model and position us well to meet our 2010 financial goals,” said Tom Werner, SunPower CEO.  “Our strong execution, including our successful cost reduction efforts, and a stable ASP environment, enabled us to outperform our internal plan for the quarter.  For 2011, we continue to see more demand than supply in our growing Utility and Power Plants (UPP) and Residential and Commercial (R&C) businesses.  Operationally, our Fab 3 joint venture completed initial solar cell production tests, achieving conversion efficiencies of more than 22% and we remain on plan for our 2011 cost reduction programs across the value chain.”

Major recent milestones include:
•	Completed sale of 28 megawatts (MW) of Italian power plants
•	Commenced marketing for approximately €200 million of project debt for final phases of the Montalto solar park
•	Awarded 10-MW contract from LS Power to build largest solar plant in Delaware
•	Announced the availability of the company’s Oasis power plant block in Europe
•	Announced more than 20 MW of federal government projects in Q3
•	Awarded largest single roof top contract in the U.S. – 3.5 MW for Macy’s in Arizona
•	Completed initial cell production at company’s 1,400 MW Fab 3 joint venture with AU Optronics

“In our R&C business, we expanded our global dealer footprint in the U.S., France and Italy, and added substantial 2011 visibility thanks to growth in our commercial customer pipeline,” continued Werner.  “In our UPP business, we completed the €49 million sale of 28 MW of our Montalto solar projects in the third quarter, and we expect to finance and monetize the balance of our Italian projects by the end of the year.  We recently initiated the marketing of approximately €200 million in the industry’s first solar bond offering for our Montalto 44-MW project and expect the equity portion of the project to be sold in December.

“Operationally, we were pleased with our Fab 1 and Fab 2 manufacturing execution as we had record performance in cell production, overall equipment effectiveness, average solar cell conversion efficiency, and yields.  Looking forward, with the further ramp of Fab 3 and continued cost improvements, we expect to reach our efficiency-adjusted panel cost goal of $1.08 per watt by the fourth quarter of 2011.  This value reflects our world-leading, high-efficiency solar panels and resulting lower BOS and tracking costs,” Werner concluded.

On a Generally Accepted Accounting Principles (GAAP) basis, third-quarter 2010 results include a $0.36 per share pre-tax gain related to our Fab 3 joint venture with AU Optronics.  On a Non-GAAP basis, third-quarter 2010 results exclude this gain.

“In the third quarter, we repaid $143 million in convertible debentures and improved our liquidity position by executing a new $70 million revolving credit facility secured with our equity interests in Woongjin Energy,” said Dennis Arriola, SunPower CFO.  “The Woongjin facility, along with the $75 million IFC loan agreement that we executed earlier this year, provides us with access to $145 million of incremental liquidity.  The financing of our Italian power plants remains on track, and we continue to meet our power plant assembly commitments as we installed more than 70 MW of power plants, a new quarterly record.  We have also substantially mitigated the risk of our expected Q4 2010 net Euro exposure, as 100% of that exposure is hedged at a U.S. dollar rate of 1.37 to one Euro.”

2010 Guidance
	Q4 2010	FY 2010
Revenue ($MM)	$870-970	$2,150-$2,250
Gross Margin (Non-GAAP)	20%-22%	22%-23%
Gross Margin (GAAP)	19%-21%	20%-21%
Net Income per diluted share (Non-GAAP)	$0.95-$1.15	$1.45-$1.65
Net Income per diluted share (GAAP)	$0.45-$0.60	$0.75-$0.90
*A reconciliation of Non-GAAP to GAAP guidance is included at the end of this press release

The company will provide guidance related to its 2011 fiscal year on November 18, 2010, SunPower’s Analyst Day.  Interested investors can listen to the event through the company’s investor relations website beginning at 10:00 a.m. Eastern Time.  All historical information included in the release reflects the company’s change in segment reporting that was instituted in the second quarter of 2010.

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.  Please note that the company has posted supplemental information and slides related to its third quarter 2010 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.  The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “continue,” “position,” “expect,” “on plan,” “marketing,” “visibility,” “growth,” “on track,” “will,” “looking forward,” “guidance” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) the continued success of the company’s business model; (b) the company’s ability to meet its 2010 financial goals; (c) the company seeing more demand than supply in its UPP and R&C businesses for 2011; (d) the company meeting its cost reduction program for 2011 and further cost improvements; (e) the company’s ability to execute, close and monetize (1) the 10 MW project with LS Power, and (2) the more than 20 MW of federal government projects; (f) the receipt of debt financing and sale of the equity portion of Montalto 44 in December 2010; (g) the company’s visibility into its R&C pipeline and growth in its commercial customer pipeline; (h) the company’s expectation that it will finance and monetize the balance of its Italian projects by the end of 2010; (i) the further ramp of production at Fab 3; (j) the company’s expectation it will reach its efficiency adjusted panel cost goal of $1.08 per watt by the fourth quarter of 2011; (k) the company’s ability to meet its power plant assembly commitments; and (l) revenue, GAAP and non-GAAP gross margin, and GAAP and non-GAAP net income per diluted share guidance for the fourth fiscal quarter of 2010 and for the full fiscal year 2010.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) potential difficulties associated with operating the joint venture with AUO and integrating the SunRay business, and the company’s ability to achieve the anticipated synergies and manufacturing benefits from these transactions, including ramping Fab 3 according to plan; (ii) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items; (iii) general business and economic conditions, including seasonality of the industry; (iv) growth trends in the solar power industry; (v) the continuation of governmental and related economic incentives promoting the use of solar power, particularly such incentives affecting the markets in which the company sells solar panels and constructs commercial systems and power plants; (vi) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants, including Montalto 44; (vii) the improved availability of financing arrangements for the company’s utilities projects and the company’s customers; (viii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades; (ix) increasing competition in the industry and lower average selling prices; (x) manufacturing difficulties that could arise; (xi) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services;  (xii) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xiii) the company’s ability to protect its intellectual property;(xiv) possible impairment of goodwill; (xv) possible consolidation of the joint venture AUO SunPower; and (xvi) other risks described in the company’s Annual Report on Form 10-K for the year ended January 3, 2010 and Quarterly Report on Form 10-Q for the quarter ended July 4, 2010, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Segment Reporting Information

The UPP Segment refers to both our large-scale solar products and systems business including power plant project development and project sales, turn-key power plant EPC and O&M services, as well as components sales which includes large volume sales of solar panels and mounting systems to third parties. The R&C Segment refers to our solar equipment sales into the residential and small commercial market through our third-party global dealer network, as well as direct sales and EPC and O&M services installing rooftop and ground-mounted solar systems for the commercial and public sectors.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets and promissory notes, stock-based compensation and interest expense as well as exclude non-cash net gains (losses) on mark-to-market derivative instruments, a gain on the change in our equity investment in a joint venture, a gain on deconsolidation of consolidated subsidiary, and the related tax effects of these adjustments.  In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. Management does not consider these non-cash items in evaluating the core operational activities of SunPower. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
The company reports on a fiscal-year basis and ends its quarters on the Sunday closest to the end of the applicable calendar quarter, except in a 53-week fiscal year, in which case the additional week falls into the fourth quarter of that fiscal year. Fiscal year 2010 consists of 52 weeks while fiscal year 2009 consists of 53 weeks. The third quarter of fiscal 2010 ended on October 3, 2010 and the third quarter of fiscal 2009 ended on September 27, 2009.

Montalto 44 Bond Offering

This press release is not an offer of securities for sale in the United States, and the securities referred to in this press release relating to Montalto 44 may not be offered or sold in the United States absent registration or an exemption from registration.  The issuer of the securities does not intend to offer or sell these securities in the United States, and intends to conduct any offering of these securities outside the United States in reliance on Regulation S under the Securities Act of 1933.

#           #           #

SunPower and Oasis are trademarks or registered trademarks of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Oct. 3,	Jan. 3,
	2010	2010
		(1)
ASSETS

Cash and cash equivalents	$281,212	$615,879
Restricted cash and cash equivalents	156,532	310,658
Investments	172	172
Accounts receivable, net	265,832	248,833
Costs and estimated earnings in excess of billings	114,093	26,062
Inventories	285,805	202,301
Advances to suppliers	184,356	190,628
Prepaid expenses and other assets	426,705	181,264
Property, plant and equipment, net	589,690	682,344
Project assets - plants and land	182,263	15,617
Goodwill and other intangible assets, net	422,083	223,137

Total assets	$2,908,743	$2,696,895

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$373,166	$234,692
Accrued and other liabilities	422,002	190,830
Billings in excess of costs and estimated earnings	16,451	17,346
Bank loans	-	248,953
Convertible debt	585,343	536,574
Customer advances	83,283	92,120

Total liabilities	1,480,245	1,320,515

Stockholders' equity	1,428,498	1,376,380

Total liabilities and stockholders' equity	$2,908,743	$2,696,895

(1) As adjusted to reflect the adoption of new accounting guidance for share lending arrangements that were executed in connection with the Company’s convertible debt offerings in fiscal 2007.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 3,	Jul. 4,	Sep. 27,	Oct. 3,	Sep. 27,
	2010	2010	2009	2010	2009
			(1)		(1)
Revenue:
Utility and power plants	$257,803	$119,999	$195,117	$521,896	$428,668
Residential and commercial	292,842	264,239	270,244	760,261	547,677
Total revenue	550,645	384,238	465,361	1,282,157	976,345

Cost of revenue:
Utility and power plants	212,526	97,224	142,999	421,178	353,611
Residential and commercial	225,534	199,163	222,532	588,800	449,991
Total cost of revenue	438,060	296,387	365,531	1,009,978	803,602

Gross margin	112,585	87,851	99,830	272,179	172,743

Operating expenses:
Research and development	13,382	11,206	8,250	34,995	23,067
Selling, general and administrative	91,015	78,376	45,332	233,671	130,511

Total operating expenses	104,397	89,582	53,582	268,666	153,578

Operating income (loss)	8,188	(1,731)	46,248	3,513	19,165

Other income (expense):
Gain on deconsolidation of consolidated subsidiary	36,849	-	-	36,849	-
Gain on change in equity interest in unconsolidated investee	-	28,348	-	28,348	-
Gain (loss) on mark-to-market derivatives	(2,967)	34,070	-	28,885	21,193
Interest and other income (expense), net	(25,973)	(29,837)	(9,407)	(72,068)	(27,842)

Other income (expense), net	7,909	32,581	(9,407)	22,014	(6,649)

Income from continuing operations before income taxes and equity in earnings of unconsolidated investees	16,097	30,850	36,841	25,527	12,516

Benefit from (provision for) income taxes	(3,376)	(46,992)	(19,962)	(19,493)	4,457
Equity in earnings of unconsolidated investees	5,825	2,030	2,627	10,973	7,005

Income (loss) from continuing operations	18,546	(14,112)	19,506	17,007	23,978
Income from discontinued operations, net of taxes	1,570	7,896	-	9,466	-

Net income (loss)	$20,116	$(6,216)	$19,506	$26,473	$23,978

Net income (loss) per share of class A and class B common stock:
Net income (loss) per share – basic:
Continuing operations	$0.19	$(0.15)	$0.21	$0.18	$0.27
Discontinued operations	0.02	0.08	-	0.10	-
Net income (loss) per share – basic	$0.21	$(0.07)	$0.21	$0.28	$0.27
Net income (loss) per share – diluted:
Continuing operations	$0.19	$(0.15)	$0.20	$0.18	$0.26
Discontinued operations	0.02	0.08	-	0.09	-
Net income (loss) per share – diluted	$0.21	$(0.07)	$0.20	$0.27	$0.26

Weighted-average shares:
- Basic	95,840	95,564	94,668	95,519	89,764
- Diluted	105,648	95,564	105,031	96,741	91,513

(1) As adjusted to reflect the adoption of new accounting guidance for share lending arrangements that were executed in connection with the Company’s convertible debt offerings in fiscal 2007.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 3,	Jul. 4,	Sep. 27,	Oct. 3,	Sep. 27,
	2010	2010	2009	2010	2009
			(1)		(1)
Cash flows from operating activities:
Net income (loss)	$20,116	$(6,216)	$19,506	$26,473	$23,978
Less: Income from discontinued operations, net of taxes	1,570	7,896	-	9,466	-
Income (loss) from continuing operations	18,546	(14,112)	19,506	17,007	23,978
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Stock-based compensation	15,665	11,591	13,074	38,064	34,204
Depreciation	26,407	24,558	21,414	75,680	60,348
Amortization of other intangible assets	11,578	11,702	4,146	28,039	12,296
Impairment (gain on sale) of investments	-	-	190	(1,572)	1,997
Loss (gain) on mark-to-market derivatives	2,967	(34,070)	-	(28,885)	(21,193)
Non-cash interest expense	6,407	9,378	5,388	22,175	16,709
Amortization of debt issuance costs	831	1,091	733	2,621	2,454
Amortization of promissory notes	6,022	2,919	-	8,941	-
Gain on change in equity interest in unconsolidated investee	-	(28,348)	-	(28,348)	-
Gain on deconsolidation of consolidated subsidiary	(36,849)	-	-	(36,849)	-
Equity in earnings of unconsolidated investees	(5,825)	(2,030)	(2,627)	(10,973)	(7,005)
Excess tax benefits from stock-based award activity	3,067	(3,828)	(7,127)	(761)	(7,127)
Deferred income taxes and other tax liabilities	6,489	47,939	15,025	18,708	(14,760)
Changes in operating assets and liabilities, net of effect of acquisition and divestiture:
Accounts receivable	(45,541)	11,151	(18,794)	(3,879)	(43,285)
Costs and estimated earnings in excess of billings	(48,155)	(27,657)	(60,071)	(80,719)	(41,992)
Inventories	(11,962)	(21,163)	21,695	(84,210)	27,776
Project assets	(98,362)	(44,480)	-	(146,268)	-
Prepaid expenses and other assets	30,541	(92,623)	15,465	(76,774)	(6,615)
Advances to suppliers	(2,085)	579	3,435	1,672	25,174
Accounts payable and other accrued liabilities	98,351	93,909	93,380	219,133	(13,142)
Billings in excess of costs and estimated earnings	6,557	(16,903)	(33,479)	1,269	1,049
Customer advances	(8,912)	1,869	(5,553)	(7,961)	(13,639)
Net cash provided by (used in) operating activities of continuing operations	(24,263)	(68,528)	85,800	(73,890)	37,227
Net cash provided by (used in) operating activities of discontinued operations	(4,618)	649	-	(3,969)	-
Net cash provided by (used in) operating activities	(28,881)	(67,879)	85,800	(77,859)	37,227

Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	72,927	11,464	(103,247)	64,674	(145,583)
Purchases of property, plant and equipment	(4,331)	(56,634)	(37,957)	(104,623)	(149,624)
Proceeds from sale of equipment to third-party	2,409	-	1,976	5,284	9,878
Cash decrease due to deconsolidation of consolidated subsidiary	(12,879)	-	-	(12,879)	-
Proceeds from sales or maturities of available-for-sale securities	-	-	9,867	1,572	29,545
Cash paid for acquisitions, net of cash acquired	-	-	-	(272,699)	-
Cash paid for investments in joint ventures and other non-public companies	(2,180)	-	(1,500)	(3,798)	(1,500)
Net cash provided by (used in) investing activities of continuing operations	55,946	(45,170)	(130,861)	(322,469)	(257,284)
Net cash provided by (used in) investing activities of discontinued operations	51,658	(17,708)	-	33,950	-
Net cash provided by (used in) investing activities	107,604	(62,878)	(130,861)	(288,519)	(257,284)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	(5,134)	3,595	54,701	-	137,735
Proceeds from issuance of convertible debt, net of issuance costs	-	29,320	-	244,241	225,018
Proceeds from offering of class A common stock, net of offering expenses	-	-	(114)	-	218,781
Repayment of bank loans	(33,646)	(30,000)	-	(63,646)	-
Cash paid for repurchased convertible debt	(143,804)	-	(7,687)	(143,804)	(75,636)
Cash paid for bond hedge	-	(9,024)	-	(75,200)	-
Cash paid for purchased options	-	-	-	-	(97,336)
Proceeds from warrant transactions	-	7,374	-	61,450	71,001
Proceeds from exercise of stock options	324	346	570	670	1,408
Excess tax benefits from stock-based award activity	(3,067)	3,828	7,127	761	7,127
Purchases of stock for tax withholding obligations on vested restricted stock	(562)	(797)	(586)	(2,539)	(3,708)
Net cash provided by (used in) financing activities of continuing operations	(185,889)	4,642	54,011	21,933	484,390
Net cash provided by financing activities of discontinued operations	-	17,059	-	17,059	-
Net cash provided by (used in) financing activities	(185,889)	21,701	54,011	38,992	484,390

Effect of exchange rate changes on cash and cash equivalents	5,410	(7,130)	6,341	(7,281)	5,462
Net increase (decrease) in cash and cash equivalents	(101,756)	(116,186)	15,291	(334,667)	269,795
Cash and cash equivalents at beginning of period	382,968	499,154	456,835	615,879	202,331
Cash and cash equivalents at end of period	281,212	382,968	472,126	281,212	472,126
Less: Cash and cash equivalents of discontinued operations	-	-	-	-	-
Cash and cash equivalents of continuing operations, end of period	$281,212	$382,968	$472,126	$281,212	$472,126

Non-cash transactions:
Property, plant and equipment acquisitions funded by liabilities	$4,382	$113,008	$21,594	$4,382	$21,594
Non-cash interest expense capitalized and added to the cost of qualified assets	1,856	560	873	2,951	4,456
Issuance of common stock for purchase acquisition	-	-	-	-	1,471

(1) As adjusted to reflect the adoption of new accounting guidance for share lending arrangements that were executed in connection with the Company’s convertible debt offerings in fiscal 2007.

(In thousands, except per share data)
	THREE MONTHS ENDED			NINE MONTHS ENDED		THREE MONTHS ENDED			NINE MONTHS ENDED
	Oct. 3,	Jul. 4,	Sep. 27,	Oct. 3,	Sep. 27,	Oct. 3,	Jul. 4,	Sep. 27,	Oct. 3,	Sep. 27,
	2010	2010	2009	2010	2009	2010	2010	2009	2010	2009
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$112,585	$87,851	$99,830	$272,179	$172,743	$123,398	$103,282	$107,299	$304,821	$192,993
Operating income (loss)	$8,188	$(1,731)	$46,248	$3,513	$19,165	$45,192	$33,032	$63,833	$91,750	$67,770
Net income (loss) per share of class A and class B common stock:
-Basic	$0.21	$(0.07)	$0.21	$0.28	$0.27	$0.27	$0.15	$0.50	$0.48	$0.53
-Diluted	$0.21	$(0.07)	$0.20	$0.27	$0.26	$0.26	$0.15	$0.46	$0.47	$0.52

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets and promissory notes, stock-based compensation and interest expense as well as exclude non-cash net gains (losses) on mark-to-market derivative instruments, a gain on the change in our equity investment in a joint venture, a gain on deconsolidation of consolidated subsidiary, and the related tax effects of these adjustments.  In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of amortization of intangible assets and promissory notes, stock-based compensation, interest expense, net gains (losses) on mark-to-market derivative instruments, a gain on the change in our equity investment in a joint venture, a gain on deconsolidation of consolidated subsidiary, and the presentation of the results of discontinued operations. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash charges including amortization of intangible assets, stock-based compensation and interest expense. In addition, the presentation of non-GAAP gross margin includes the results of discontinued operations. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash charges including amortization of intangible assets and promissory notes, stock-based compensation and interest expense. In addition, the presentation of non-GAAP operating income includes the results of discontinued operations. Non-GAAP operating income is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the company’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets and promissory notes, stock-based compensation, interest expense, net gains (losses) on mark-to-market derivative instruments, a gain on the change in our equity investment in a joint venture, a gain on deconsolidation of consolidated subsidiary, and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare SunPower's operating results on a more consistent basis against that of other companies in the industry. It should be noted that diluted weighted-average shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and Non-GAAP diluted net income per share.

Non-Cash Items

o  Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Amortization of promissory notes. Included in the total consideration for the acquisition of SunRay completed on March 26, 2010 is $14 million in promissory notes to SunRay’s management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. Under new accounting guidance effective in the first quarter of 2010, SunPower measured the two existing share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in April 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

o  Gain on deconsolidation of consolidated subsidiary.  SunPower’s joint venture transaction with AU Optronics Singapore Pte. Ltd. closed on July 5, 2010, the first day of the third quarter of 2010. Under the joint venture agreement SunPower’s equity interest in SunPower Malaysia Manufacturing Sdn. Bhd., formerly a wholly-owned subsidiary, was reduced to 50% and the entity was renamed AUO SunPower Sdn. Bhd. (“AUOSP”). Each investor has a 50% equity ownership in the joint venture. As a result of the shared power arrangement SunPower deconsolidated AUOSP. SunPower recognized a $36.8 million non-cash gain from the deconsolidation of the consolidated subsidiary in the third quarter of 2010. SunPower excluded the non-cash gain from its non-GAAP results because it was not realized in cash and it is not reflective of the Company’s ongoing financial results. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without non-cash income from a gain on deconsolidation and fair value recognition of the equity interest in AUOSP.

o  Gain on change in equity interest in unconsolidated investee. On June 30, 2010, Woongjin Energy Co., Ltd completed its initial public offering and the sale of 15.9 million new shares of common stock. SunPower did not participate in this common stock issuance by Woongjin Energy. As a result of the new common stock issuance by Woongjin Energy in the IPO, SunPower’s percentage equity interest in Woongjin Energy decreased from 42.1% to 31.3% of Woongjin Energy’s issued and outstanding shares of common stock. In connection with the IPO, SunPower recognized a non-cash gain of $28.3 million representing the excess of the IPO price over SunPower’s per share carrying value of its shares. SunPower excluded the $28.3 million gain in the second quarter 2010 from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash income from a gain on change in the company’s equity interest in Woongjin Energy.

o Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in April 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives during the period in which the cash convertible debt remains outstanding. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised. SunPower excluded the $3.0 million net loss in the third quarter 2010, $34.1 million net gain in the second quarter 2010, and $2.2 million net loss in the first quarter 2010 relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without a net non-cash gain or loss on mark-to-market derivative instruments.

In connection with the issuance of its 4.75% senior convertible debentures in May 2009, SunPower entered into certain convertible debenture hedge transactions with respect to its class A common stock intended to reduce the potential dilution that would occur upon conversion of the debentures. The convertible debenture hedge transactions consisting of call option instruments are deemed to be a mark-to-market derivative during the period in which the over-allotment option in favor of the debenture underwriters was unexercised. During the one-day period that the underwriters’ over-allotment option was outstanding, SunPower’s class A common stock price increased substantially. SunPower excluded the $21.2 million gain in the second quarter 2009 relating to the purchased options from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash income from a gain on purchased options.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

o  Income from discontinued operations, net of taxes. In connection with SunPower’s acquisition of SunRay on March 26, 2010, it acquired an already completed and operating solar power plant owned by SunRay. In the period in which an asset of SunPower is classified as held-for-sale, it is required to present the related assets, liabilities and results of operations associated with that asset as discontinued operations in its financial statements in accordance with GAAP. During the second and third quarter 2010, SunPower generated electricity revenue and incurred costs and expenses associated with this owned asset. In the third quarter of 2010, SunPower recognized a pre-tax gain of $7.9 million for the sale of the asset on August 5, 2010. The presentation of SunPower’s Condensed Consolidated Statements of Operations discloses the results of operations of the solar power plant as a one line item classification as discontinued operations in accordance with GAAP. As such, the presentation of GAAP gross margin and GAAP operating income in the second and third quarter 2010 excludes the results of these discontinued operations. SunPower reclassified the results of the solar power plant operations from the one line discontinued operations classification for GAAP purposes to the natural account classifications (revenue, etc.) within non-GAAP gross margin and non-GAAP operating income.  SunPower believes this reclassification of the solar power plants results of operations provides an appropriate representation of the results of SunPower's operations during the quarter in operating a solar power plant.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED						NINE MONTHS ENDED
	Oct. 3,		Jul. 4,		Sep. 27,		Oct. 3,		Sep. 27,
	2010		2010		2009		2010		2009

GAAP utility and power plants gross margin	$45,277	18%	$22,775	19%	$52,118	27%	$100,718	19%	$75,057	18%
Amortization of intangible assets	946		774		683		2,409		2,049
Stock-based compensation expense	2,442		1,632		1,530		5,265		4,090
Non-cash interest expense	293		275		130		969		974
Discontinued operations	3,176		7,905		-		11,081		-
Non-GAAP utility and power plants gross margin	$52,134	20%	$33,361	26%	$54,461	28%	$120,442	23%	$82,170	19%

GAAP residential and commercial gross margin	$67,308	23%	$65,076	25%	$47,712	18%	$171,461	23%	$97,686	18%
Amortization of intangible assets	1,745		2,125		2,119		5,994		6,341
Stock-based compensation expense	1,941		2,327		2,772		5,759		5,665
Non-cash interest expense	270		393		235		1,165		1,131
Non-GAAP residential and commercial gross margin	$71,264	24%	$69,921	26%	$52,838	20%	$184,379	24%	$110,823	20%

GAAP total gross margin	$112,585	20%	$87,851	23%	$99,830	21%	$272,179	21%	$172,743	18%
Amortization of intangible assets	2,691		2,899		2,802		8,403		8,390
Stock-based compensation expense	4,383		3,959		4,302		11,024		9,755
Non-cash interest expense	563		668		365		2,134		2,105
Discontinued operations	3,176		7,905		-		11,081		-
Non-GAAP total gross margin	$123,398	22%	$103,282	26%	$107,299	23%	$304,821	24%	$192,993	20%

GAAP operating income (loss)	$8,188		$(1,731)		$46,248		$3,513		$19,165
Amortization of intangible assets	11,578		11,702		4,146		28,039		12,296
Stock-based compensation expense	15,665		11,591		13,074		38,064		34,204
Amortization of promissory notes	6,022		2,919		-		8,941		-
Non-cash interest expense	563		668		365		2,134		2,105
Discontinued operations	3,176		7,883		-		11,059		-
Non-GAAP operating income	$45,192		$33,032		$63,833		$91,750		$67,770

NET INCOME (LOSS) PER SHARE:
	THREE MONTHS ENDED						NINE MONTHS ENDED
	Oct. 3,		Jul. 4,		Sep. 27,		Oct. 3,		Sep. 27,
	2010		2010		2009		2010		2009

Basic:
GAAP net income (loss) per share	$0.21		$(0.07)		$0.21		$0.28		$0.27
Reconciling items:
Amortization of intangible assets	0.12		0.12		0.04		0.29		0.14
Stock-based compensation expense	0.16		0.12		0.14		0.40		0.38
Amortization of promissory notes	0.06		0.03		-		0.09		-
Non-cash interest expense	0.07		0.10		0.06		0.23		0.19
Mark-to-market derivatives	0.03		(0.35)		-		(0.30)		(0.25)
Gain on deconsolidation of consolidated subsidiary	(0.38)		-		-		(0.38)		-
Gain on change in equity interest in unconsolidated investee	-		(0.30)		-		(0.30)		-
Tax effect	-		0.50		0.05		0.17		(0.20)

Non-GAAP net income per share	$0.27		$0.15		$0.50		$0.48		$0.53

Diluted:
GAAP net income (loss) per share	$0.21		$(0.07)		$0.20		$0.27		$0.26
Reconciling items:
Amortization of intangible assets	0.11		0.12		0.04		0.29		0.14
Stock-based compensation expense	0.15		0.12		0.12		0.39		0.37
Amortization of promissory notes	0.06		0.03		-		0.09		-
Non-cash interest expense	0.06		0.10		0.05		0.23		0.18
Mark-to-market derivatives	0.03		(0.35)		-		(0.30)		(0.23)
Gain on deconsolidation of consolidated subsidiary	(0.36)		-		-		(0.38)		-
Gain on change in equity interest in unconsolidated investee	-		(0.30)		-		(0.29)		-
Tax effect	-		0.50		0.05		0.17		(0.20)

Non-GAAP net income per share	$0.26		$0.15		$0.46		$0.47		$0.52

Weighted-average shares:

GAAP net income (loss) per share:
- Basic	95,840		95,564		94,668		95,519		89,764
- Diluted	105,648		95,564		105,031		96,741		91,513

Non-GAAP net income per share:
- Basic	95,840		95,564		94,668		95,519		89,764
- Diluted	105,648		96,816		105,031		96,741		91,513

2010 GUIDANCE:	Q4 2010 (a)		FY2010 (b)
Revenue	$870,000-$970,000		$2,150,000-$2,250,000
Gross margin (Non-GAAP)	20%-22%		22%-23%
Gross margin (GAAP)	19%-21%		20%-21%
Net income per diluted share (Non-GAAP)	$0.95-$1.15		$1.45-$1.65
Net income per diluted share (GAAP)	$0.45-$0.60		$0.75-$0.90
(a)  Estimated non-GAAP amounts above for Q4 2010 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $10-$11 million, estimated stock-based compensation expense of approximately $16-$17 million, estimated non-cash interest expense of approximately $5-$8 million and amortization of promissory notes of approximately $2 million.
(b)  Estimated non-GAAP amounts above for FY 2010 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $38-$39 million, estimated stock-based compensation expense of approximately $54-$55 million, estimated non-cash interest expense of approximately $28-$31 million, amortization of promissory notes of approximately $11 million, mark-to-market derivatives of approximately $29 million, gain related to our Fab 3 joint venture of approximately $37 million and gain related to our investment in Woongjin Energy of approximately $28 million.

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	October 3, 2010
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$946	$1,745	$-	$8,887	$-	$-	$-
Stock-based compensation expense	-	-	2,442	1,941	1,886	9,396	-	-	-
Amortization of promissory notes	-	-	-	-	-	6,022	-	-	-
Non-cash interest expense	-	-	293	270	-	-	5,844	-	-
Mark-to-market derivatives	-	-	-	-	-	-	2,967	-	-
Gain on deconsolidation of consolidated subsidiary	-	-	-	-	-	-	(36,849)	-	-
Tax effect	-	-	-	-	-	-	-	377	-
Discontinued operations	3,176	-	-	-	-	-	(887)	(719)	(1,570)
	$3,176	$-	$3,681	$3,956	$1,886	$24,305	$(28,925)	$(342)	$(1,570)

	July 4, 2010
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$774	$2,125	$-	$8,803	$-	$-	$-
Stock-based compensation expense	-	-	1,632	2,327	2,253	5,379	-	-	-
Amortization of promissory notes	-	-	-	-	-	2,919	-	-	-
Non-cash interest expense	-	-	275	393	-	-	8,710	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(34,070)	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	(28,348)	-	-
Tax effect	-	-	-	-	-	-	-	47,457	-
Discontinued operations	7,905	-	-	-	-	(22)	3,627	(3,614)	(7,896)
	$7,905	$-	$2,681	$4,845	$2,253	$17,079	$(50,081)	$43,843	$(7,896)

	September 27, 2009
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$683	$2,119	$-	$1,344	$-	$-	$-
Stock-based compensation expense	-	-	1,530	2,772	1,736	7,036	-	-	-
Non-cash interest expense	-	-	130	235	-	-	5,023	-	-
Tax effect	-	-	-	-	-	-	-	4,928	-
	$-	$-	$2,343	$5,126	$1,736	$8,380	$5,023	$4,928	$-

	NINE MONTHS ENDED

	October 3, 2010
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$2,409	$5,994	$-	$19,636	$-	$-	$-
Stock-based compensation expense	-	-	5,265	5,759	5,822	21,218	-	-	-
Amortization of promissory notes	-	-	-	-	-	8,941	-	-	-
Non-cash interest expense	-	-	969	1,165	-	-	20,041	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(28,885)	-	-
Gain on deconsolidation of consolidated subsidiary	-	-	-	-	-	-	(36,849)	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	(28,348)	-	-
Tax effect	-	-	-	-	-	-	-	16,245	-
Discontinued operations	11,081	-	-	-	-	(22)	2,740	(4,333)	(9,466)
	$11,081	$-	$8,643	$12,918	$5,822	$49,773	$(71,301)	$11,912	$(9,466)

	September 27, 2009
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$2,049	$6,341	$-	$3,906	$-	$-	$-
Stock-based compensation expense	-	-	4,090	5,665	4,649	19,800	-	-	-
Non-cash interest expense	-	-	974	1,131	-	-	14,604	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(21,193)	-	-
Tax effect	-	-	-	-	-	-	-	(18,242)	-
	$-	$-	$7,113	$13,137	$4,649	$23,706	$(6,589)	$(18,242)	$-